UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2009

HUNTSMAN CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

HUNTSMAN INTERNATIONAL LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (801) 584-5700

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 10, 2009, Huntsman International LLC (“HI”), a wholly-owned subsidiary of Huntsman Corporation, amended and restated the indenture (the “Amended and Restated Indenture”), by and among HI, the subsidiary guarantors named therein and Wilmington Trust FSB, a federal savings bank, as trustee, governing HI’s outstanding $600,000,000 aggregate principal amount of its 5½% Senior Notes due 2016, to include additional procedures related to transfers between global notes.  The foregoing does not constitute a complete summary of the terms of the Amended and Restated Indenture.  The description of the terms of the Amended and Restated Indenture is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 4.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
4.1

Amended and Restated Indenture, dated as of September 10, 2009, by and among Huntsman International LLC, the subsidiary guarantors named therein and Wilmington Trust FSB, a federal savings bank, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2009	HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

	By:	/s/ TROY M. KELLER
	Name:	Troy M. Keller
	Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
4.1

Amended and Restated Indenture, dated as of September 10, 2009, by and among Huntsman International LLC, the subsidiary guarantors named therein and Wilmington Trust FSB, a federal savings bank, as trustee.